Exhibit 9.1

          TRANSFER AGENT SERVICING AGREEMENT



     THIS AGREEMENT is made and entered into as of this
23rd  day of June, 1998, by and between Badgley  Funds,
Inc.,  a Maryland corporation (hereinafter referred  to
as  the  "Company"),  and  Firstar  Trust  Company,   a
corporation organized under the laws of the State of Wisconsin (hereinafter referred to as the "FTC").

     WHEREAS,  the  Company is an  open-end  management
investment  company  which  is  registered  under   the
Investment  Company Act of 1940, as amended (the  "1940
Act");

     WHEREAS, the Company is authorized to create separate series, each with its own separate investment portfolio;

     WHEREAS, FTC is a trust company and, among other things, is in the business of administering transfer and dividend disbursing agent functions for the benefit of its customers; and

     WHEREAS, the Company desires to retain FTC to provide transfer and dividend disbursing agent services to the Badgley Growth Fund (the "Growth Fund"), the
Badgley Balanced Fund (the "Balanced Fund") and each additional series of the Company listed on Exhibit A attached hereto (each, a "Fund"), as may be amended from time to time.

     NOW, THEREFORE, in consideration of the mutual agreements herein made, the Company and FTC agree as follows:

1.  Appointment of Transfer Agent

     The Company hereby appoints FTC as Transfer Agent of the Company on the terms and conditions set forth in this Agreement, and FTC hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement in consideration of the compensation provided for herein.

2.  Duties and Responsibilities of FTC

     FTC shall perform all of the customary services of a transfer agent and dividend disbursing agent, and as relevant, agent in connection with accumulation, open account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to:

     A.Receive orders for the purchase of shares;

     B.Process  purchase  orders with prompt  delivery,
          where  appropriate, of payment and supporting
          documentation to the Company's custodian, and
          issue     the    appropriate    number     of
          uncertificated     shares      with      such
          uncertificated  shares  being  held  in   the
          appropriate shareholder account;

     C.Process  redemption  requests received  in  good
          order    and,    where   relevant,    deliver
          appropriate documentation to the Company's custodian;

     D.Pay monies upon receipt from the Company's custodian, where relevant, in accordance with the instructions of redeeming shareholders;

     E.Process transfers of shares in accordance with the shareholder's instructions;

     F.Process exchanges between funds and/or classes of shares of funds both within the same family of funds and with the Firstar Money
          Market Funds, if applicable;

     G.Prepare and transmit payments for dividends and distributions declared by the Company with respect to the Fund;

     H.Make  changes to shareholder records, including,
          but  not limited to, address changes in plans
          (i.e.,   systematic   withdrawal,   automatic
          investment, dividend reinvestment, etc.);

     I.Record  the  issuance of shares of the Fund  and
          maintain,   pursuant   to   Rule   17ad-10(e)
          promulgated under the Securities Exchange Act
          of  1934, as amended (the "Exchange Act"),  a
          record  of the total number of shares of  the
          Fund   which   are  authorized,  issued   and
          outstanding;

     J.Prepare   shareholder  meeting  lists  and,   if
          applicable,   mail,  receive   and   tabulate
          proxies;

     K.Mail shareholder reports and prospectuses to current shareholders;

     L.Prepare  and file U.S. Treasury Department Forms
          1099   and   other  appropriate   information
          returns required with respect to dividends and distributions for all shareholders;

     M.Provide  shareholder  account  information  upon
          request  and  prepare and mail  confirmations
          and statements of account to shareholders for
          all    purchases,   redemptions   and   other
          confirmable transactions as agreed upon with the Company;

     N.Provide a Blue Sky System which will enable  the
          Company to monitor the total number of shares
          of the Fund sold in each state.  In addition,
          the  Company  or  its agent,  including  FTC,
          shall   identify  to  FTC  in  writing  those
          transactions  and  assets to  be  treated  as
          exempt  from the Blue Sky reporting for  each
          state.   The  responsibility of FTC  for  the
          Company's Blue Sky state registration status under this Agreement is solely limited to the initial compliance by the Company and the reporting of such transactions to the Company or its agent.

     O.Answer  telephone calls and correspondence  from
          shareholders   relating  to  their   accounts
          during  FTC's  normal  business  hours.   FTC
          shall strive to promptly respond to all  such
          telephone    or   written   inquiries    from
          shareholders.   Copies of all  correspondence
          from  shareholders involving complaints about
          the   management  of  the  Company,  services
          provided  by  or  for  the  Company,  FTC  or
          others,  shall be promptly forwarded  to  the
          Company.    FTC   shall   keep   records   of
          substantive shareholder telephone calls and correspondence and replies thereto, and of the lapse of time between receipt of such calls and correspondence and replies.

     P.Prepare   such  reports  as  may  be  reasonably
          requested from time to time by the Company or its Board of Directors relating to fees paid out under a Fund's Rule 12b-1 plan.

3.  Compensation

     The Company agrees to pay FTC for the performance of the duties listed in this Agreement as set forth on Exhibit A attached hereto; the fees and out-of-pocket expenses include, but are not limited to the following:
printing,  postage, forms, stationery, record retention
(if requested by the Company), mailing, insertion, programming (if requested by the Company), labels, shareholder lists and proxy expenses.

     These  fees  and  reimbursable  expenses  may   be
changed from time to time subject to mutual written agreement between the Company and FTC.

     The   Company   agrees  to  pay   all   fees   and
reimbursable expenses within ten (10) business days following the receipt of the billing notice.

4.  Representations of FTC

     FTC represents and warrants to the Company that:

     A.It is a trust company duly organized, existing and in good standing under the laws of Wisconsin;

     B.It is a registered transfer agent under the Exchange Act.

     C.It is duly qualified to carry on its business in the State of Wisconsin;

     D.It is empowered under applicable laws and by its charter and bylaws to enter into and perform this Agreement;

     E.All requisite corporate proceedings have been taken to authorize it to enter and perform this Agreement;

     F.It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement; and

     G.It will comply with all applicable requirements of the Securities Act of 1933, as amended, and the Exchange Act, the 1940 Act, and any laws, rules, and regulations of governmental authorities having jurisdiction.

5.  Representations of the Company

     The Company represents and warrants to FTC that:

     A.The   Company   is   an   open-end   diversified
          investment company under the 1940 Act;

     B.The   Company   is   a  corporation   organized,
          existing, and in good standing under the laws of Maryland;

     C.The  Company is empowered under applicable  laws
          and  by  its  Articles of  Incorporation  and
          Bylaws   to  enter  into  and  perform   this
          Agreement;

     D.All   necessary  proceedings  required  by   the
          Articles of Incorporation have been taken to authorize it to enter into and perform this Agreement;

     E.The  Company  will  comply with  all  applicable
          requirements  of  the  Securities  Act,   the
          Exchange  Act,  the 1940 Act, and  any  laws,
          rules   and   regulations   of   governmental
          authorities having jurisdiction; and

     F.A registration  statement under  the  Securities
          Act will be made effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all shares of the Company being offered for sale.

6.  Covenants of the Company and FTC

     The Company shall furnish the Agent a certified copy of the resolution of the Board of Directors of the Fund authorizing the appointment of FTC and the execution of this Agreement. The Company shall provide to the Agent a copy of its Articles of Incorporation and Bylaws, and all amendments thereto.

     FTC shall keep records relating to the services to
be  performed hereunder, in the form and manner  as  it
may  deem  advisable and as required under the Exchange
Act.   To the extent required by Section 31 of the 1940
Act, and the rules thereunder, FTC agrees that all such
records prepared or maintained by FTC relating  to  the
services  to  be  performed by FTC  hereunder  are  the
property   of  the  Company  and  will  be   preserved,
maintained and made available in accordance with such section and rules and will be surrendered to the Company on and in accordance with its request.

7.  Performance of Service;  Limitation of Liability

     FTC   shall  exercise  reasonable  care   in   the
performance  of  its duties under this Agreement.   FTC
shall  not  be  liable  for any error  of  judgment  or
mistake  of law or for any loss suffered by the Company
in  connection  with  matters to which  this  Agreement
relates,  including  losses resulting  from  mechanical
breakdowns  or  the failure of communication  or  power
supplies  beyond FTC's control, except a loss resulting
from  FTC's refusal or failure to comply with the terms
of  this  Agreement or from bad faith,  negligence,  or
willful  misconduct on its part in the  performance  of
its  duties under this Agreement.  Notwithstanding  any
other  provision of this Agreement, the  Company  shall
indemnify  and hold harmless FTC from and  against  any
and   all   claims,  demands,  losses,  expenses,   and
liabilities (whether with or without basis in  fact  or
law)  of  any  and  every nature (including  reasonable
attorneys'  fees)  which FTC may sustain  or  incur  or
which may be asserted against FTC by any person arising
out of any action taken or omitted to be taken by it in
performing  the  services hereunder (i)  in  accordance
with  the foregoing standards, or (ii) in reliance upon
any  written or oral instruction provided to FTC by any
duly  authorized  officer of  the  Company,  such  duly
authorized  officer  to  be  included  in  a  list   of
authorized officers furnished to FTC and as amended from time to time in writing by resolution of the Board of Directors of the Company.

     FTC  shall indemnify and hold the Company harmless
from  and against any and all claims, demands,  losses,
expenses,  and  liabilities (whether  with  or  without
basis   in  fact  or  law)  of  any  and  every  nature
(including  reasonable  attorneys'  fees)   which   the
Company may sustain or incur or which may be asserted against the Company by any person arising out of any action taken or omitted to be taken by FTC as a result of FTC's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

     In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, FTC shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond FTC's control. FTC will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of FTC. FTC agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available.
Representatives of the Company shall be entitled to inspect FTC's premises and operating capabilities at any time during regular business hours of FTC, upon reasonable notice to FTC.

     Regardless of the above, FTC reserves the right to reprocess and correct administrative errors at its own expense.

     In   order  that  the  indemnification  provisions
contained in this section shall apply, it is understood
that  if  in  any case the indemnitor may be  asked  to
indemnify   or   hold  the  indemnitee  harmless,   the
indemnitor shall be fully and promptly advised  of  all
pertinent  facts concerning the situation in  question,
and  it is further understood that the indemnitee  will
use  all  reasonable  care  to  notify  the  indemnitor
promptly  concerning any situation  which  presents  or
appears  likely to present the probability of  a  claim
for  indemnification.  The indemnitor  shall  have  the
option to defend the indemnitee against any claim which
may  be  the subject of this indemnification.   In  the
event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor's prior written consent.

8.  Proprietary and Confidential Information

     FTC  agrees on behalf of itself and its directors,
officers, and employees to treat confidentially and  as
proprietary information of the Company all records  and
other  information relative to the Company  and  prior,
present, or potential shareholders (and clients of said
shareholders)   and  not  to  use  such   records   and
information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where FTC may be exposed to civil or criminal contempt proceedings for failure to comply after being requested to divulge such information by duly constituted authorities, or when so requested by the Company.

9.  Term of Agreement; Amendment

     This  Agreement shall become effective as  of  the
date  hereof and, unless sooner terminated as  provided
herein,  shall  continue automatically  in  effect  for
successive  annual  periods.   The  Agreement  may   be
terminated by either party upon giving ninety (90) days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. This
Agreement may be amended only by mutual written consent of the parties.

10. Notices

     Notices of any kind to be given by either party to the other party shall be in writing and shall be duly given if mailed or delivered as follows: Notice to FTC shall be sent to:

     Firstar Trust Company
     Attn.:  Mutual Fund Services
     615 East Michigan Street
     Milwaukee, WI  53202

     and notice to the Company shall be sent to:

     Badgley Funds, Inc.
     1420 Fifth Avenue, Suite 4400
     Seattle, WA  98101
     Attention:  Corporate Secretary

11.  Duties in the Event of Termination

     In the event that, in connection with termination, a successor to any of FTC's duties or responsibilities hereunder is designated by the Company by written notice to FTC, FTC will promptly, upon such termination and at the expense of the Company, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by FTC under this Agreement in a form reasonably acceptable to the Company (if such form differs from the form in which FTC has maintained, the Company shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from FTC's personnel in the establishment of books, records, and other data by such successor.

12. Governing Law

     This   Agreement  shall  be  construed   and   the
provisions  thereof interpreted under and in accordance
with  the  laws  of  the State of Wisconsin.   However,
nothing   herein  shall  be  construed  in   a   manner
inconsistent  with  the  1940  Act  or  any   rule   or
regulation  promulgated by the Securities and  Exchange
Commission thereunder.



IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer in one or more counterparts as of the day and year first written above.


Badgley Funds, Inc.                FIRSTAR TRUST COMPANY


By:____________________            By:________________________


Attest:________________            Attest:____________________



       Transfer Agent and Shareholder Servicing
                  Annual Fee Schedule

                                                       Exhibit A

        Separate Series of Badgley Funds, Inc.

        Name of Series                  Date Added

       Badgley Growth Fund            June 23, 1998
       Badgley Balanced Fund          June 23, 1998

Annual Fee
          $14.00 per shareholder account
          Minimum annual fees of $16,250 per Fund

Plus Out-of-Pocket Expenses, including but not limited
to:
  Telephone - toll-free lines       Proxies
  Postage                           Retention of records (with prior approval)
  Programming (with prior approval) Microfilm/fiche of records
  Stationery/envelopes              Special reports
  Mailing                           ACH fees
  Insurance                         NSCC charges

If out-of-pocket expenses exceed $10,000 in any month, such expenses must be pre-approved by the Company.

ACH Shareholder Services
          $125.00 per month per Fund group
          $  .50 per account setup and/or change
          $  .50 per item for AIP purchases
          $  .35 per item for EFT payments and purchases
          $3.50 per correction, reversal, return item

Qualified Plan Fees (Billed to Investors)
   Annual maintenance fee per account   $12.50 / acct.(Cap at $25.00 per SSN)
   Transfer to successor trustee        $15.00 / trans.
   Distribution to participant          $15.00 / trans.(Exclusive of SWP)
   Refund of excess contribution        $15.00 / trans.

Additional Shareholder Fees (Billed to Investors)
          Any outgoing wire transfer        $12.00 / wire
          Telephone Exchange                $ 5.00 / exchange
           transaction
          Return check fee                  $20.00 / item
          Stop payment                      $20.00 / stop
           (Liquidation, dividend,
           draft check)
          Research fee                      $  5.00 / item
          (For requested items of
           the second calendar
           year [or previous] to the
           request)(Cap at $25.00)

                     NSCC and DAZL
                 Out-of-Pocket Charges

NSCC Interfaces
  Setup
    Fund/SERV, Networking ACATS, Exchanges     $5,000 setup (one time)
        DCCS, RAT
         Commissions                           $5,000 setup (one time)
    Processing
      Fund/SERV                                $ 50 / month
      Networking                               $ 250 / month
      CPU Access                               $ 40 / month
      Fund/SERV Transactions                   $ .35 / trade
      Networking - per item                    $ .025/monthly dividend fund
      Networking - per item                    $ .015/non-mo. dividend fund
      First Data                               $ .10 / next-day Fund/SERV trade
      First Data                               $ .15 / same-day Fund/SERV trade

NSCC Implementation
          8 to 10 weeks lead time

DAZL (Direct Access Zip Link - Electronic mail
interface to financial advisor network)
          Setup                         $5,000 / fund group-Waived for FIRSTAR
          Monthly Usage                 $1,000 / month
          Transmission                  $  .015 / price record
                                        $  .025 / other record
          Enhancement                   $   125 / hour




Fees and out-of-pocket expenses are billed to the Fund monthly.